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                                                                    EXHIBIT 99.3

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              PREVIEW TRAVEL, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Preview Travel Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated _________________, 2000 and hereby appoints ____________________ and ______________________, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf of the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Preview Travel, Inc. to be held on _____________, 2000, at _____________, Pacific time, at ___________________, located at __________________, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

Proposal No. 1: To adopt the Agreement and Plan Merger ("Merger Agreement"), dated as of October 3, 1999, between Travelocity.com Inc., certain of its affiliates and Preview Travel, Inc. providing for the merger of Preview Travel, Inc. into Travelocity.com Inc.

                To approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.

                FOR [ ]            AGAINST [ ]         ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

In their discretion, upon such other matter or matters which may properly come before the meeting or any postponements(s) or adjournment(s) thereof.
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THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.


DATED:                  ,2000
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                                        --------------------------------------
                                        Printed name(s) exactly as shown on
                                        Stock Certificates


                                        --------------------------------------
                                        (Signature)



                                        --------------------------------------
                                        (Signature)



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.


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